Exhibit 107
Calculation of Filing Fee Tables
Schedule 14A
(Form Type)

Option Care Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to be Paid	$4,892,130,171.54(1)(2)(3)	0.00008700	$425,615.32(4)
Fees Previously Paid
Total Transaction Valuation	$4,892,130,171.54
Total Fees Due for Filing			$425,615.32
Total Fees Previously Paid			$ 0.00
Total Fee Offsets			$274,390.65
Net Fee Due			$151,224.67
Offering Notes
Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger, dated as of October 5, 2026, by and among Option Care Health, Inc., Onyx Bidco LLC and Onyx Merger Sub, Inc.

(1)	Title of each class of securities to which this transaction applies: Common stock, par value $0.0001 per share ("Common Stock") of Option Care Health, Inc. (the “Company”).

(2)
Aggregate number of securities to which this transaction applies: As of October 21, 2026, the maximum number of shares of Common Stock to which this transaction applies is estimated to be 153,506,817 shares of Common Stock, which consists of (A) 149,799,704 issued and outstanding shares of Common Stock (excluding shares held by the Company as treasury stock); (B) 1,069,653 shares of Common Stock underlying outstanding Company Options; (C) 1,586,371 shares of Common Stock underlying outstanding Company RSUs; (D) 999,251 shares of Common Stock underlying outstanding Company PSUs; and (E) 51,838 shares of Common Stock subject to the 2017 Warrants. The maximum number of shares of Common Stock underlying the Company’s outstanding Company RSUs and Company PSUs is assumed to be equal to the maximum number of such shares estimated to be issuable as of October 21, 2026, irrespective of the outcome of any potential future vesting or forfeiture events with respect to such units that may occur after October 21, 2026.

(3)
Per unit price or other underlying value of this transaction computed pursuant to Exchange Act Rule 0-11: Solely for the purpose of calculating the filing fee, as of October 21, 2026, the underlying value of the transaction was calculated as the sum of (A) the product of 149,799,704 shares of Common Stock and the merger consideration of $32.05 per share (the “Merger Consideration”); (B) the product of the amount by which the Merger Consideration exceeds the exercise price of each Company Option and the number of shares of Common Stock underlying such Company Option; (C) the product of 1,586,371 shares of Common Stock underlying Company RSUs and the Merger Consideration; (D) the product of 999,251 shares of Common Stock underlying Company PSUs and the Merger Consideration; and (E) the product of 51,838 shares of Common Stock issuable upon exercise of the 2017 Warrants and $24.05, which is the difference between $32.05 and the exercise price of $8.00 per share of each 2017 Warrant.

(4)
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and Exchange Act Rule 0-11, the filing fee was determined by multiplying the sum calculated in note (3) above by 0.00008700.

Table 2 - Fee Offset Claims and Sources	☐ Not Applicable

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1	Option Care Health, Inc.	S-4	333-272405	06/05/2023		$274,390.65
Fee Offset Sources	2	Option Care Health, Inc.	S-4	333-272405		06/05/2023		$292,828.84

(1)
On June 5, 2023, the Company filed a registration statement on Form S-4 (File No. 333-272405), in connection with which the Company paid a filing fee of $292,828.84 (the “Registration Statement”). The Registration Statement was subsequently withdrawn and no securities were sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Company applied $18,438.19 of such unused fees to offset the filing fee payable in connection with its registration statement on Form S-8 filed on July 31, 2024 (File No. 333-281145). As a result, $274,390.65 of previously paid fees remained available for future offset (the “Unused Fees”). In accordance with Rule 457(p), the Company hereby applies $274,390.65 of the Unused Fees to offset the filing fee payable in connection with this filing.

(2)	See Note #1.